UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 15, 2013

Furmanite Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-05083	74-1191271
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10370 Richmond Avenue, Suite 600 Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 713-634-7777

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 15, 2013, Furmanite America, Inc. (“Furmanite America”), a wholly owned subsidiary of Furmanite Corporation (the “Company”), entered into an Asset Purchase Agreement (“APA”) to acquire certain assets, including working capital, equipment and intangible assets, all of which relate to operations in the Americas, of the Engineering and Construction segment (“ENG E&C”) of ENGlobal Corporation (the “Seller”). The current employees within these operations, totaling approximately 900 full-time professionals, will transition to Furmanite America in connection with this transaction. The transaction is expected to be completed within 60 days from the date of the execution of the APA. Upon closing, Furmanite America will make a cash payment estimated at approximately $18.0 million for the acquired net working capital, net of reserves. The working capital payment is subject to adjustment for working capital changes through the effective date, as defined in the APA. In addition, Furmanite America will enter into a four year 4% interest per annum promissory note with the Seller in the principal amount of $3.5 million. In connection with the acquisition, the Company expects to borrow an additional $18.0 million on its existing revolving credit facility.

As previously announced, Furmanite America also purchased from the Seller its Inspection Services Division, with assets totaling $3.0 million, effective January 1, 2013. Furmanite America paid $1.0 million cash, entered into a four year 5.0% interest per annum promissory note to the Seller totaling $1.9 million, and assumed $0.1 million of liabilities in connection with the Inspection Services Division acquisition.

Item 8.01	Other Events.

On July 16, 2013, the Company issued a press release announcing the signing of the APA. A copy of the press release is included as Exhibit 99.1 hereto.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K (this “Report”) contains forward-looking statements within the meaning of sections 27A of the Securities Act of 1933, as amended, and 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this Report, including, but not limited to, statements regarding the expected completion of the APA, the anticipated working capital payment, and the Company’s expected borrowings under its existing revolving credit facility, are forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. The Company bases its forward-looking statements on reasonable beliefs and assumptions, current expectations, estimates and projections about itself and its industry. The Company cautions that these statements are not guarantees of future performance and involve certain risks and uncertainties that cannot be predicted. In addition, the Company based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate and actual results may differ materially from those expressed or implied by the forward-looking statements. One is cautioned not to place undue reliance on such statements, which speak only as of the date of this Report. Unless otherwise required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	July 16, 2013 press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Furmanite Corporation

Date: July 16, 2013	By:	/s/ ROBERT S. MUFF
Robert S. Muff
Chief Accounting Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

99.1	July 16, 2013 press release